Exhibit 10.1.5

FIFTH AMENDMENT TO
THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP
1992 INCENTIVE OPTION PLAN

(As Amended and Restated Effective as of September 30, 1997)

WHEREAS, THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP (the “Company”) has adopted and maintains The Taubman Realty Group Limited Partnership 1992 Incentive Option Plan (as Amended and Restated Effective as of September 30, 1997) (the “Plan”); and

WHEREAS, pursuant to Section 8.1 of the Plan, the Compensation Committee of the Board of Directors of Taubman Centers, Inc. (the “Compensation Committee”) has the authority to amend the Plan; and

WHEREAS, the Compensation Committee desires to amend the Plan to clarify the consequences on outstanding Incentive Options of the declaration of an extraordinary cash distribution.

NOW, THEREFORE, the Plan is hereby amended, as follows:

1.Section 4.3 of the Plan is hereby amended to read as follows:

“4.3    Adjustments. In the event of any change in the Units of Partnership Interest by reason of merger, or by reason of a division or combination of Units of Partnership Interest, or otherwise, the number and kind of Units of Partnership Interest which may thereafter be optioned and sold under the Plan, the number and kind of Units of Partnership Interest subject to option and outstanding Option Agreements, and the Exercise Price per Unit of Partnership Interest, shall be appropriately adjusted in a manner consistent with such change, as the Compensation Committee may deem equitable. In the event of an extraordinary cash distribution with respect to the Units of Partnership Interest (defined as a distribution of cash per Unit of Partnership Interest in excess of the sum of the monthly, ordinary distributions per Unit of Partnership Interest for the prior twelve (12) months), the Compensation Committee shall issue substitute Option Agreements to the holders of outstanding Incentive Options, with revised exercise prices and/or revised numbers of Units of Partnership Interest subject to option, as the Compensation Committee may deem equitable.”
2.Except as expressly set forth herein, the terms and provisions of the Plan shall continue unmodified and are hereby confirmed and ratified.

3.This Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.This Fifth Amendment shall be governed by and construed in accordance with the laws of the State of Michigan.

IN WITNESS WHEREOF, the undersigned has executed this Fifth Amendment as of the date written below.

TAUBMAN REALTY GROUP,
a Delaware limited partnership

By:    Taubman Centers, Inc.

Its:    Managing General Partner

By:    /s/ Robert S. Taubman

Its:    President and Chief Executive Officer

Date:    October 3, 2014